Exhibit 99.2

LiveDeal, Inc.,

and Modern Everyday, Inc.

Pro Forma Consolidated Financial Statements

(unaudited)

Contents

Page

Pro Forma Consolidated Financial Statements:

Pro Forma Consolidated Balance Sheet
as of June 30, 2014 (unaudited)	F-2

Pro Forma Consolidated Statements of Operations
for the nine months ended June 30, 2014 (unaudited)	F-3

Pro Forma Consolidated Statements of Operations
for the year ended September 30, 2013 (unaudited)	F-4

Notes to Pro Forma Consolidated Financial Statements (unaudited)	F-5

F-1

Live Deal, Inc.,

and Modern Everyday, Inc.

Pro Forma Consolidated Balance Sheet

June 30, 2014

(unaudited)

	LiveDeal, Inc.	Modern Everyday, Inc.	Pro forma Adjustments		Pro forma Consolidated
	(historical)	(historical)

Assets
Cash and cash equivalents	$10,343,408	$204,557	$(1,100,000)	a	$9,447,965
Accounts receivable, net	1,612,533	208,666			1,821,199
Inventory	676,636	1,127,392			1,804,028
Prepaid expenses and other current assets	654,017	259,962			913,979
Total current assets	13,286,594	1,800,577	(1,100,000)		13,987,171
Accounts receivable, long term portion, net	44,638	–			44,638
Property and equipment, net	144,368	8,350			152,718
Deposits and other assets	53,863	19,392			73,255
Intangible assets, net	2,830,362	111,376	1,439,553		4,381,291
Total assets	$16,359,825	$1,939,695	$339,553		$18,639,073

Liabilities and Stockholders' Equity
Liabilities:
Accounts payable	$702,797	$302,471	$–		$1,005,268
Accrued liabilities	887,410	313,787	198,000	a	1,399,197
Loan Payable	–	70,000			70,000
Derivative liability	198,037	–			198,037
Deferred Revenue	–	243			243
Notes Payable	473,236	418,620	530,363	a	1,422,219
Total current liabilities	2,261,480	1,105,121	728,363		4,094,964

Loan payable - long term	–	243,764			243,764
Total liabilities	2,261,480	1,348,885	728,363		4,338,728

Stockholders' equity:
Series E convertible preferred stock	10,866				10,866
Common stock	14,375		50	a	14,425
Paid in capital	44,334,102	230,000	(28,050)	a	44,536,052
Accumulated deficit	(30,260,998)	360,810	(360,810)	a	(30,260,998)
Total stockholders' equity	14,098,345	590,810	(388,810)		14,300,345

Total liabilities and stockholders' equity	$16,359,825	$1,939,695	$339,553		$18,639,073

See accompanying notes to pro forma consolidated financial statements

F-2

LiveDeal, Inc.,

and Modern Everyday, Inc.

Pro Forma Consolidated Statement of Operations

For the Nine Months ended June 30, 2014

(unaudited)

	LiveDeal, Inc.	Modern Everyday, Inc.	Pro forma Adjustments		Pro forma Consolidated
	(Historical)	(Historical)

Net revenues	$3,945,897	$7,902,758	$–		$11,848,655
Cost of services	2,746,465	4,490,504			7,236,969
Gross profit	1,199,432	3,412,254	–		4,611,686

Operating expenses:
General and administrative expenses	3,658,497	716,926	215,933	b	4,591,356
Sales and marketing expenses	409,061	2,777,604			3,186,665
Total operating expenses	4,067,558	3,494,530	215,933		7,778,021
Operating loss	(2,868,126)	(82,276)	(215,933)		(3,166,335)
Other expense:
Interest expense, net	(284,082)	(70,947)	(39,777)	c	(394,806)
Other income	284,480	52,102			336,582
Gain (loss) on derivative liability	(58,185)				(58,185)
Total other expense, net	(57,787)	(18,845)	(39,777)		(116,409)

Net loss	$(2,925,913)	$(101,121)	$(255,710)		$(3,282,744)

Earnings per share - basic and diluted:	$(0.23)				$(0.26)
Weighted average common shares outstanding:
Basic and diluted	12,751,344				12,801,344

See accompanying notes to pro forma consolidated financial statements

F-3

LiveDeal, Inc.,

and Modern Everyday, Inc.

Pro Forma Consolidated Statement of Operations

For the Year Ended September 30, 2013

	LiveDeal, Inc.	Modern Everyday, Inc.	Pro forma Adjustments		Pro forma Consolidated
	(Historical)	(Historical)

Net revenues	$2,351,868	$7,159,343	$–		$9,511,211
Cost of services	916,331	3,728,343			4,644,674
Gross profit	1,435,537	3,431,000	–		4,866,537

Operating expenses:
General and administrative expenses	4,114,843	829,166	287,911	b	5,231,920
Sales and marketing expenses	58,788	2,483,647			2,542,435
Total operating expenses	4,173,631	3,312,813	287,911		7,774,355
Operating income (loss)	(2,738,094)	118,187	(287,911)		(2,907,818)
Other expense:
Interest expense, net	(3,291,031)	(104,462)	(53,036)	c	(3,448,529)
Other income	279,403	209,222			488,625
Total other expense, net	(3,011,628)	104,760	(53,036)		(2,959,904)

Income (loss) from continuing operations	(5,749,722)	222,947	(340,947)		(5,867,722)

Discontinued operations
Income from discontinued component, including disposal costs	2,708	656,314			659,022
Income from discontinued operations	2,708	656,314	–		659,022

Net income (loss)	$(5,747,014)	$879,261	$(340,947)		$(5,208,700)

Earnings per share - basic and diluted:
Loss from continuing operations	$(1.84)				$(1.84)
Discontinued operations	$0.00				$0.21
Net loss	$(1.84)				$(1.64)
Weighted average common shares outstanding:
Basic and diluted	3,131,420				3,181,420

See accompanying notes to pro forma consolidated financial statements

F-4

LiveDeal, Inc.,

and Modern Everyday, Inc.

Notes to Pro Forma Consolidated Financial Statements

NOTE 1 - BASIS OF PRESENTATION

On August 24, 2014, LiveDeal, Inc. (“LiveDeal”) and Modern Everyday Inc., a Delaware corporation (“MEI”), entered into a Stock Purchase Agreement whereby LiveDeal acquired 100% of the issued and outstanding shares of common stock (the “Shares”) of MEI.

The accompanying pro forma consolidated balance sheet presents the accounts of LiveDeal and MEI as if the acquisition occurred June 30, 2014. The accompanying pro forma consolidated statement of operations presents the accounts of LiveDeal and MEI for the nine months ended June 30, 2014 and the year ended September 30, 2014, as if the acquisition occurred on October 1, 2012.

The following adjustments would be required if the acquisition occurred as indicated above:

a.	To allocate the purchase price of $2,030,363 consisting of $1,100,000 in cash, a non-interest bearing note payable of $600,000 (imputed interest at 10% per annum resulting in present value of $530,363) and 50,000 shares of the Company’s common stock with a guaranteed value of $400,000;

b.	To record amortization of the purchased intangible assets assuming an estimated useful life of 60 months; and

c.	To record interest expense on the $600,000 acquisition note payable.

The unaudited consolidated pro forma financial information is presented for informational purposes only and is subject to a number of uncertainties and assumptions and do not purport to represent what the company’s actual performance or financial position would have been had the transaction occurred on the dates indicated and does not purport to indicate the financial position or results of operations as of any future date or for any future period.

F-5